Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS FOURTH QUARTER FISCAL 2008 RESULTS WITH SAME STORE SALES UP 2.2% EXCEEDING EXTERNAL ESTIMATES
-Positive Same Store Sales Continuing into First Quarter of 2009
-Operating Profit, Net Income and EPS at or Above External Expectations
- 2008 Total Revenue Increased 8.6% to a Record $2.6 Billion
-Record Cash Flow From Operations of $155 Million in 2008
-Company Reported 2008 Diluted EPS of $1.14

SIDNEY, Neb. (February 19, 2009) – Cabela’s Incorporated (NYSE:CAB) today reported that fourth quarter fiscal 2008 retail store revenue increased 6.9% to $429.5 million with a same store sales increase of 2.2%; direct revenue decreased 8.2% to $410.4 million; and financial services revenue increased 0.7% to $38.1 million. Consolidated revenue for the fourth quarter of 2008 was $879.4 million compared to $889.5 million for the fourth quarter of 2007.

Net income for the fourth quarter of 2008 was $49.4 million, or $0.74 per diluted share, compared to $56.2 million, or $0.84 per diluted share, for the fourth quarter of 2007. Fourth quarter 2008 results were negatively impacted by $5.8 million of restructuring and impairment charges and aided by an $8.7 million revenue benefit due to a change in estimate for breakage on gift cards.

“We are excited about our fourth quarter performance where we recorded our largest increase in same store sales in over a year,” said Dennis Highby, Cabela’s President and Chief Executive Officer. “Our improved retail execution with a particular emphasis on sales of firearms and related accessories, along with an aggressive merchandise strategy to take market share, increase inventory turns and improve cash flow, is working. We are pleased to see these improved sales results continuing into 2009 and expect first quarter same store sales to be positive as well.”

“Additionally, our initiatives in inventory management allowed us to reduce inventory levels at year end by $91 million, generate a record $155 million of cash flow from operations for the year and voluntarily prepay $26 million of debt,” Highby said. “This debt prepayment further strengthens our balance sheet, which is one of the strongest in the retail sector.”

“We ended the year with $410 million of cash on our balance sheet.  Of this amount, $402 million was held at our wholly-owned bank subsidiary World’s Foremost Bank. As we have previously disclosed, we intend to fund more of our bank subsidiary’s credit card portfolio through lower-cost certificates of deposit and were active in the certificate of deposit market throughout the fourth quarter. We intend to use cash on hand at our bank subsidiary to refinance a $250 million term securitization that matures next month,” Highby said. “After this refinancing, our next term securitization doesn’t mature until October 2010.”

Consolidated 2008 revenue increased 8.6% to a Company record of $2.55 billion compared to $2.35 billion in 2007. Net income for 2008 was $76.4 million compared to $87.9 million for 2007, and earnings per share were $1.14 per diluted share compared to $1.31 per diluted share for 2007.

Retail store revenue increased 23.2% to $1.29 billion in 2008 with a same store sales decrease of 3.7%; direct revenue was $1.10 billion; and financial services revenue was $159.0 million. During 2008, the Company opened new retail stores in Scarborough, Maine, and Rapid City, South Dakota, to end the year with 29 stores totaling 4.3 million square feet of retailing space, a 5% increase over 2007.

“Despite the current macroeconomic environment, recent encouraging trends in our business lead us to expect 2009 consolidated revenue to decline only slightly as compared with 2008 and earnings per share to be roughly equal with 2008 levels. This guidance incorporates a low single-digit percentage decline in same store sales and direct revenue, and charge-offs of 4.5-4.6% for the full year,” Highby said. “A significant amount of our business is driven by a group of core customers who we have found to be very resilient during a recession. Just as we have seen in previous recessions, these customers are continuing to shop at Cabela’s.”

Conference Call Information

A conference call to discuss fourth quarter and 2008 operating results is scheduled for today (Thursday, February 19) at 4:30 p.m. Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company’s statements regarding positive same store sales for the first quarter of 2009, consolidated revenue for 2009 declining only slightly as compared with 2008, earnings per share for 2009 being roughly equal with 2008 levels, a low single-digit percentage decline in same store sales and direct revenue for 2009, charge-offs of 4.5-4.6% for 2009, funding its bank subsidiary’s credit card portfolio through lower-cost certificates of deposit, and using cash on hand at its bank subsidiary to refinance a $250 million term securitization.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to: the level of discretionary consumer spending; the strength of the economy; changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to comply with the financial covenants in its credit arrangements; counterparty risk on the Company’s unsecured revolving credit facility; changes in consumer preferences and demographic trends; the Company’s ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease, and/or economic development arrangements for new retail store locations; expansion into new markets; market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; trade restrictions; political or financial instability in countries where the goods the Company sells are manufactured; adverse fluctuations in foreign currencies; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions caused by system changes or other factors; adverse or unseasonal weather conditions; fluctuations in operating results; the cost of fuel increasing; road construction around the Company’s retail stores; labor shortages or increased labor costs; increased government regulation; inadequate protection of the Company’s intellectual property; the Company’s ability to protect its brand and reputation; changes in accounting rules applicable to securitization transactions; the Company’s ability to manage credit and liquidity risks; any downgrade of the ratings on the outstanding notes issued by the Company’s financial services business’ securitization trust; the ability of the Company’s financial services business to securitize credit card receivables at acceptable rates or access the deposits market; decreased interchange fees received by the Company’s financial services business as a result of credit card industry litigation; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the "Risk Factors" section of the Company’s Form 10-K for the year ended December 29, 2007, in Part II, Item 1A, of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2008, and in Part II, Item 1A, of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2008), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Dollars in Thousands Except Earnings Per Share) (Unaudited)
	Three Months Ended		Fiscal Year Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
REVENUE:
Merchandise sales	$839,902	$848,750	$2,380,655	$2,173,995
Financial services revenue	38,114	37,838	158,971	159,335
Other revenue	1,414	2,912	13,095	16,269
Total revenue	879,430	889,500	2,552,721	2,349,599

COST OF REVENUE (exclusive of depreciation and amortization)	533,969	517,673	1,540,214	1,378,386

SELLING, DISTRIBUTION, AND ADMINISTRATIVE EXPENSES	261,205	277,724	871,468	820,121

OPERATING INCOME	84,256	94,103	141,039	151,092

INTEREST EXPENSE, NET	(7,259)	(6,793)	(29,658)	(18,778)
OTHER NON-OPERATING INCOME, NET	1,624	1,560	6,854	6,913

INCOME BEFORE PROVISION FOR INCOME TAXES	78,621	88,870	118,235	139,227

PROVISION FOR INCOME TAXES	29,174	32,629	41,831	51,348

NET INCOME	$49,447	$56,241	$76,404	$87,879

EARNINGS PER COMMON SHARE:
Basic	$0.74	$0.85	$1.15	$1.34

Diluted	$0.74	$0.84	$1.14	$1.31

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	66,750,038	65,871,981	66,384,004	65,744,077

Diluted	66,933,801	66,735,701	67,158,583	67,275,531

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands) (Unaudited)

ASSETS	December 27, 2008	December 29, 2007

CURRENT
Cash and cash equivalents	$410,104	$131,182
Accounts receivable	45,788	46,857
Credit card loans	167,226	191,893
Inventories	517,657	608,159
Prepaid expenses and other current assets	133,439	116,297
Total current assets	1,274,214	1,094,388

Property and equipment, net	881,080	904,052
Land held for sale or development	39,318	34,802
Retained interests in securitized loans	61,605	51,777
Economic development bonds	112,585	98,035
Other assets	27,264	29,776

TOTAL ASSETS	$2,396,066	$2,212,830

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT
Accounts payable and unpresented checks	$189,766	$281,391
Gift certificates, and credit card and loyalty rewards programs	184,834	184,257
Accrued expenses	123,296	139,510
Time deposits	178,817	49,219
Short-term borrowings of financial services subsidiary	-	100,000
Current maturities of long-term debt	695	26,785
Income taxes payable and deferred income taxes	23,396	49,942
Total current liabilities	700,804	831,104

LONG-TERM LIABILITIES	781,557	553,167

STOCKHOLDERS’ EQUITY	913,705	828,559

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,396,066	$2,212,830

CABELA'S INCORPORATED AND SUBSIDIARIES SEGMENT INFORMATION (Dollars in Thousands) (Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007

Revenue:
Retail	$429,523	$401,843	$1,285,496	$1,043,442
Direct	410,379	446,907	1,095,159	1,130,553
Financial Services	38,114	37,838	158,971	159,335
Other	1,414	2,912	13,095	16,269
Total revenue	$879,430	$889,500	$2,552,721	$2,349,599

Operating Income (Loss):
Retail	$62,149	$61,341	$141,578	$127,744
Direct	67,881	82,690	161,249	190,046
Financial Services	12,256	10,487	46,184	37,448
Other	(58,030)	(60,415)	(207,972)	(204,146)
Total operating income	$84,256	$94,103	$141,039	$151,092

As a Percentage of Total Revenue:
Retail revenue	48.8%	45.2%	50.4%	44.4%
Direct revenue	46.7	50.2	42.9	48.1
Financial Services revenue	4.3	4.3	6.2	6.8
Other revenue	0.2	0.3	0.5	0.7
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	14.5%	15.3%	11.0%	12.2%
Direct operating income	16.5	18.5	14.7	16.8
Financial Services operating income	32.2	27.7	29.1	23.5
Total operating income (1)	9.6%	10.6%	5.5%	6.4%
__________________

(1)  The percentage of total operating income is a percentage of total consolidated revenue.

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
(Dollars in Thousands)
(Unaudited)

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a generally accepted accounting principles (“GAAP”) basis.  For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis.  Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns.  Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income on the entire managed portfolio.

Financial Services Revenue as Reported on a GAAP Basis:
	Three Months Ended		Fiscal Year Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007

Interest and fee income, net of provision for loan losses	$7,830	$8,741	$37,462	$28,974

Interest expense	(4,424)	(3,036)	(13,417)	(7,288)

Net interest income, net of provision for loan losses	3,406	5,705	24,045	21,686

Non-interest income:
Securitization income	48,897	50,201	185,820	194,516
Other non-interest income	17,461	15,598	67,375	51,670
Total non-interest income	66,358	65,799	253,195	246,186
Less: Customer rewards costs	(31,650)	(33,666)	(118,269)	(108,537)

Financial Services revenue	$38,114	$37,838	$158,971	$159,335

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
(Dollars in Thousands)
(Unaudited)

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans.  Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a “managed” basis is important information to analyze revenue in the financial services segment.  The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value.  Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items.  Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense.  Credit losses on the entire managed portfolio are included in provision for loan losses.  Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

Managed Financial Services Revenue Presented on a Non-GAAP Basis:
	Three Months Ended		Fiscal Year Ended
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007

Interest income	$54,815	$50,331	$202,877	$186,341
Interchange income, net of customer rewards costs	18,150	15,376	75,827	62,066
Other fee income	11,671	7,731	37,806	27,233
Interest expense	(26,987)	(22,933)	(89,862)	(83,120)
Provision for loan losses	(20,550)	(12,041)	(64,003)	(35,415)
Other	1,015	(626)	(3,674)	2,230
Managed Financial Services revenue	$38,114	$37,838	$158,971	$159,335

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:

Interest income	9.9%	10.8%	9.7%	11.0%
Interchange income, net of customer rewards costs	3.3	3.3	3.6	3.7
Other fee income	2.1	1.6	1.9	1.6
Interest expense	(4.9)	(4.9)	(4.3)	(4.9)
Provision for loan losses	(3.7)	(2.6)	(3.1)	(2.1)
Other	0.2	(0.1)	(0.2)	0.1
Managed Financial Services revenue	6.9%	8.1%	7.6%	9.4%

Average managed credit card loans	2,211,575	1,859,971	2,085,481	1,690,543

Back to  Form 8-K